EXHIBIT 99.1


COMM 2004 LNB-3  $1.4B NEW ISSUE CONDUIT CMBS
Sole Bookrunner: DEUTSCHE BANK
Co-lead Managers: DEUTSCHE BANK/ABN AMRO
Co-managers:     PNC, Banc of America, Merrill Lynch and Nomura (3 x $25MM
10yr AAA retention except PNC)
Rating Agencies: Moody's / Standard & Poors / Dominion Bond Rating Service


Collateral:
 - Loan sellers- GACC(DB):60.2%, LaSalle Bank NA (LNB):32.9%, PNC Bank:6.9%
 - 95 Loans / 267 Properties
 - Office 39.1%, Retail 31.7%, Multi 20.0%
 - NY 19.4%, CA 14.3%, NJ 11.8%, VA 11.1%, TX 7.5%, DE 4.6%
 - DSCR 1.63x, Current LTV 68.0%, Balloon LTV 57.66%
                                                         (S/M/D)
 - Top Assets                           LTV        Anticpated Shadow Rtgs
        Garden State Plaza              53.2%           (AA/A2/A)
        731 Lexington Ave - Bloomberg   58.7%          (AAA/A3/AAA)
        DDR-Macquarie Portfolio         54.3%         (A/Baa2/A(low))



*All values are subject to change and confirmation


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. You may obtain a copy of the Prospectus and Prospectus Supplement from Scott Waynebern/Dan Rikkers (212.250.5149).